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                                                                    Exhibit 10.1

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT ("Agreement"), dated as of the December 15, 2005, is made and entered into on the terms and conditions hereinafter set forth, by and between LAKES ENTERTAINMENT, INC., a Minnesota corporation ("LE") and LAKES POKER TOUR, LLC, a Minnesota limited liability company ("LPT," and together with LE, the "Borrowers" and each a "Borrower") and LYLE BERMAN FAMILY PARTNERSHIP, a Minnesota general partnership ("Lender").

                                    RECITALS

      WHEREAS, the Borrowers have requested that Lender make available to Borrowers term loans in the aggregate principal amount of up to Twenty Million Dollars ($20,000,000.00) on the terms and conditions hereinafter set forth, and for the purpose(s) hereinafter set forth; and

      WHEREAS, in order to induce Lender to provide the requested financial accommodations to Borrowers, Borrowers have made certain representations to Lender; and

      WHEREAS, Lender, in reliance upon the representations and inducements of Borrowers, has agreed to fund the Loans, all upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the agreement of Lender to make the Loans, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Lender hereby agree as follows:

                                    ARTICLE I

                                    THE LOANS

      Section 1.1 Loans; Promissory Note; Disbursement of Tranche II Loans. Subject to the terms and conditions of this Agreement, the Lender shall make a single advance to the Borrowers on the date of this Agreement in the maximum amount of $10,000,000 (the "Tranche I Loan") to fund the development of the LE's current portfolio of Native American gaming projects and to be used by the Borrowers for their general operational liquidity. Upon the Borrowers' satisfaction of the Tranche II Conditions, the Lender shall, upon the Borrowers' request as set forth in subpart (a) of this Section, to make additional advances to the Borrowers (the "Tranche II Loans"), with the aggregate amount of all such Tranche II

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Loans not to exceed $10,000,000. The Tranche I Loan and the Tranche II Loans
shall be referred to collectively as the "Loans." The maximum amount of all Loans made by the Lender hereunder shall not exceed $20,000,000. The Loans shall be evidenced by a promissory note in the original principal amount of Twenty Million Dollars ($20,000,000.00), substantially in the form of Exhibit A attached hereto and incorporated herein by this reference (together with any amendments, modifications, renewals and/or restatements thereof and/or any notes in payment thereof, the "Note"), dated as of the date of this Agreement, executed by Borrowers, in favor of Lender. The Loans shall be payable in accordance with the terms of the Note and shall be secured by the Collateral. Each of the Note, this Agreement and any other instruments and documents executed by Borrowers, now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note is herein individually referred to as a "Loan Document" and together are collectively referred to as the "Loan Documents." For purposes of this Agreement, "Collateral" shall mean
(a) all of the Borrowers' and any Guarantor's personal property, including but not limited to, all of the Borrowers' accounts, inventory, investment property, chattel paper, equipment, general intangibles, and intellectual property, (b) all of the LPT's stock in WPT Enterprises, Inc., (c) a first mortgage lien on LE's real property located at 130 Cheshire Lane in Plymouth, Minnesota, (d) a pledge of the indebtedness to LE secured by a real estate mortgage from the Pokagon Tribe and (e) such other assets as determined by the Lender to be necessary to support the financial accommodations contemplated hereunder.

            (a) Procedures for Requesting the Tranche II Loans. The Borrowers shall request a Tranche II Loan not later than 11 a.m., Minneapolis, Minnesota time on the business day on which such Tranche II Loan is to be made. Unless otherwise agreed by the Lender, any request for a Tranche II Loan shall be in an increment of $5,000,000. The aggregate amount of all Tranche II Loans shall not exceed $10,000,000. The Borrowers' request for a Tranche II Loan shall be deemed to be a representation by the Borrowers that the conditions set forth in Article IV have been satisfied as of the time of the request and that the Borrowers have satisfied the Tranche II Conditions.

            (b) Tranche II Conditions. The Lender shall have no obligation to make any Tranche II Loan to the Borrowers unless all of the following conditions (the "Tranche II Conditions") are satisfied:

                  (i) All of the conditions set forth in Article IV are
            satisfied.

                  (ii) The Borrowers are in compliance with all terms of the
            Loan Documents.

                  (iii) The Borrowers deliver the following documents to the
            Lender, each in form and substance acceptable to the Lender in its sole discretion:

                        (A) A title insurance commitment, in form and substance
                  acceptable to the Lender, related to the Mortgage referenced in subpart (B) herein.

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                        (B) Copies of all insurance policies held by the
                  Borrowers, together with (1) as to the Borrowers' property insurance policies, evidence of lender's loss payable endorsement, in a form reasonably satisfactory to the Lender, showing the Lender as an additional loss payee, and (2) as to the Lender's liability insurance policies, evidence that the Lender is listed as an additional insured and, as to both subparts (C)(1) and (C)(2), such endorsements shall specify that the respective insurer must give at least thirty (30) days notice to the Lender before canceling its policy for any reason.

                        (C) An ALTA Policy of Title Insurance, with such
                  endorsements as Lender may require, issued by a company and in form and substance satisfactory to Lender, in such amount as Lender shall require, insuring Lender's lien on the real property collateral required hereby to be of first priority, subject only to such exceptions as Lender shall approve in its discretion, with all costs thereof to be paid by Borrowers.

                        (D) A resolution of each Borrower and Guarantor's
                  directors authorizing, as to each Borrower, the borrowing and, as to each Guarantor, the guaranty of the Tranche II Loan.

                  (iv) An appraisal of the Mortgaged Property setting forth the market value of the Mortgaged Property in an amount satisfactory to Lender. Such appraisal shall be by a qualified appraiser or appraisers and in form and amount acceptable to Lender.

      Section 1.2 Prepayment. Borrowers may prepay the indebtedness evidenced by the Note, together with accrued interest thereon, in whole or in part at any time and from time to time, without penalty. Amounts prepaid to the Lender cannot be re-borrowed.

      Section 1.3 Additional Funds. Lender will not be obligated to fund any amounts under the Loan Agreement after the date hereof if Borrowers have not paid all taxes, assessments and governmental charges of any kind payable by them as such taxes, assessments and charges become due and before any penalty shall be imposed.

      Section 1.4. Agreement Regarding Pledge of WPT Stock; Registration Rights. To further secure its obligations to the Lender hereunder, LPT shall enter into a pledge agreement pursuant to which LPT shall pledge all of its shares in WPT Enterprises, Inc. ("WPT") to the Lender. Borrowers have, on or about the date hereof, entered into a Registration Rights Agreement with WPT in the form attached hereto as Exhibit B (the "Registration Rights Agreement"). In connection with the pledge of such shares, (i) WPT, by signing the acknowledgement below, agrees as follows in connection with the registration of the shares, and (ii) Borrowers agree to use their best efforts to facilitate the registration of the shares as follows:

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            (a) Registration Statement. Subject to the terms, conditions and limitations set forth in this Section 1.4 and the Registration Rights Agreement, WPT will use its commercially reasonable efforts to (a) file a registration statement with the Securities and Exchange Commission (the "SEC") on the appropriate form (the "Registration Statement"), or before April 15, 2006 (the date such Registration Statement is filed, the "Filing Date") to allow the resale under the Securities Act of 1933, as amended (the "Securities Act") of the shares of WPT common stock being pledged by LPT to secure its obligations hereunder and under any other Loan Document (the "Registrable Securities"), and to have such Registration Statement declared effective by the SEC prior to the date which is 90 days after the Filing Date (the "Registration Effective Date"); and (b) cause such Registration Statement to remain effective (the "Registration Period") until the earliest of (i) the second anniversary of the Filing Date; (ii) the date on which all Registrable Securities may be sold by the holder thereof pursuant to Rule 144(k) of the Securities Act; and (iii) such time as all Registrable Securities registered under the Registration Statement have been sold (A) pursuant to a registration statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. To the extent permissible, such Registration Statement also shall include, or subsequently be amended to include, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416 under the Securities Act), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.

            (b) Expenses. All expenses incurred by the Borrowers and WPT in complying with this Section 1.4, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Borrowers and WPT, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration shall be borne by the Borrowers and/or WPT, with expenses to be allocated between WPT and the Borrowers as provided in the Registration Rights Agreement. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, if any, and all fees and expenses of legal counsel for any holder of Registrable Securities shall be borne by such holder.

            (c) Actions by WPT. In the case of the registration, qualification, exemption or compliance effected by WPT contemplated by this Agreement, WPT shall, upon reasonable request, inform each holder of Registrable Securities as to the status of such registration, qualification, exemption and compliance. WPT shall use its commercially reasonable efforts to:

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                  (i) keep such registration, and any qualification, exemption or compliance under state or federal securities laws which the WPT determines to obtain, continuously effective until the termination of the Registration Period;

                  (ii) advise the holders of Registrable Securities as soon as practicable:

                        (A) when the Registration Statement or any amendment
                  thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

                        (B) of the issuance by the SEC of any stop order
                  suspending the effectiveness of the Registration Statement or the initiation of any proceedings for such purpose;

                        (C) of the receipt by either Borrower or WPT of any
                  notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

                        (D) of the happening of any event that requires the
                  making of any changes in the Registration Statement or the prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading (which notice will be accompanied by an instruction to suspend the use of the prospectus until such changes have been made);

                  (iii) obtain the withdrawal of any order suspending the
            effectiveness of any Registration Statement at the earliest possible time;

                  (iv) furnish to each holder of Registrable Securities, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if such holders so request in writing, all exhibits (including those incorporated by reference) in the form filed with the SEC;

                  (v) during the Registration Period, deliver to each holder of
            Registrable Securities, without charge, as many copies of the prospectus included in such Registration Statement and any amendment or supplement thereto as such holder may reasonably request; and WPT consents to the use,

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            consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the holder of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto;

                  (vi) prior to any public offering of Registrable Securities pursuant to the Registration Statement, register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such jurisdictions as any holders of Registrable Securities reasonably request in writing, provided that WPT shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Registration Statement in the sole discretion of WPT;

                  (vii) to the extent permitted under applicable rules and
            regulations promulgated under the Securities Act, cooperate with the holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends to the extent not required at such time and in such denominations and registered in such names as holders of Registrable Securities may request at least five (5) business days prior to sales of Registrable Securities pursuant to such Registration Statement;

                  (viii) upon the occurrence of any event contemplated by
            Section 1.4(c)(ii)(D) above, promptly prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter promptly delivered to purchasers of the Registrable Securities included therein, the prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                  (ix) comply with all applicable rules and regulations of the
            SEC, and make generally available to WPT's security holders not later than 45 days (or 90 days if the fiscal quarter is the fourth fiscal quarter) after the end of its fiscal quarter in which the first anniversary date of the Registration Effective Date occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

                                        6

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      Notwithstanding the foregoing, it shall be a condition precedent to the obligations of WPT to take any action pursuant to paragraphs (c)(i) through (c)(ix) of this Section 1.4, that each holder of Registrable Securities shall furnish to WPT such information regarding itself, the Registrable Securities to be sold by such holder and the intended method of disposition of such Registrable Securities as shall be required to effect the registration of the Registrable Securities, all of which information shall be furnished to WPT in writing specifically for use in the Registration Statement.

            (d) Holders. The holders of Registrable Securities shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 1.4(a) hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

            (e) Indemnification.

                  (i) To the extent permitted by law, each Borrower and WPT
            shall jointly and severally indemnify each holder of Registrable Securities with respect to (A) any registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 1.4(e)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or (B) any violation or alleged violation by either Borrower or WPT of the Securities Act, the Exchange Act, or any rule or regulation promulgated under the Securities Act, or the Exchange Act, and will reimburse each Holder for reasonable legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided, however, that neither the Borrowers nor WPT will be liable in any such case to the extent that any such claim, loss, damage, liability or action arises out of, relates to or is based upon any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Borrowers or WPT by or on behalf of such holder and stated to be specifically for use in preparation of such Registration Statement, prospectus or offering circular.

                  (ii) Each holder of Registrable Securities will severally, if
            Registrable Securities held by such holder are included in the Registrable Securities as to which such registration, qualification or compliance is being effected, indemnify the Borrowers and WPT, as applicable, each of their

                                       7

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            respective directors and officers, each underwriter of the
            Registrable Securities and each person who controls the Borrowers and WPT within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 1.4(3)(iii) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or offering circular, or any amendment or supplement thereof, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Borrowers and WPT, such directors and officers, each underwriter of the Registrable Securities and each person controlling the Borrowers and WPT for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Borrowers or WPT by or on behalf of such holder and stated to be specifically for use in preparation of such registration statement, prospectus or offering circular.

                  (iii) Each party entitled to indemnification under this
            Section 1.4(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnifying Party in defending such claim or litigation. An Indemnifying Party shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld).

                  (iv) If the indemnification provided for in this Section
            1.4(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable

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            by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Borrowers, WPT and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 1.4(e)(iv) was based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 1.4(e)(iv). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to above in this Section 1.4(e)(iv) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of
            Section 1.4(e)(iv) hereof. The parties agree that it would not be just and equitable if contributions pursuant to this Section 1.4(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations as set forth in this Section 1.4(e). Notwithstanding the provisions of this Section 1.4(e)(iv), in no event shall a holder of Registrable Securities be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by such holder from the sale of Registrable Securities covered by such Registration Statement. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f) Holders of Registrable Securities.

                  (i) Each holder of Registrable Securities shall agree that, upon receipt of any notice from either Borrower or WPT (A) of the need for an amendment or supplement to the Registration Statement or the prospectus forming a part thereof, (B) that the board of directors of WPT has determined in good faith that offers and sales pursuant to the prospectus forming part of the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in the Registration Statement would be

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            premature or would have a material adverse effect, or (C) in connection with a primary underwritten offering of equity securities of WPT, each holder of Registrable Securities will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement contemplated by Section 1.4(a) until its receipt of copies of the supplemented or amended prospectus from WPT or confirmation of the filing of such report with the SEC by WPT, any such prospectus to be forwarded promptly to the holder of Registrable Securities by WPT, and, if so directed by WPT, each holder of Registrable Securities shall deliver to WPT all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; provided, however, that WPT, may suspend the disposition of Registrable Securities pursuant to the Registration Statement pursuant to clause (ii) above not more than one time (not to exceed 30 days) during any three month period, nor more than three times (not to exceed 30 days each) in any twelve-month period.

                  (ii) As a condition to the inclusion of its Registrable
            Securities, each holder of Registrable Securities shall furnish to WPT such information regarding such holder and the distribution proposed by such holder as WPT may reasonably request in writing or as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.4.

            (g) Public Information. With a view to making available to the holders of Registrable Securities the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration, WPT shall use commercially reasonable efforts to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                  (ii) file with the SEC in a timely manner all reports and
            other documents required of the Borrowers under the Exchange Act;
            and

                  (iii) so long as a holder of Registrable Securities owns any unregistered Registrable Securities, furnish to such holder, upon any reasonable request, a written statement by WPT as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of WPT, and such other reports and documents of WPT as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such holder to sell any such securities without registration.

            (h) [Intentionally omitted].

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

            (i) WPT will use its commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by WPT are then listed.

            (j) With the written consent of the Borrowers, WPT and the holders of at least a majority of the Registrable Securities that are then outstanding, any provision of this Section 1.4 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended. Upon the effectuation of each such waiver or amendment, the Borrowers shall promptly give written notice thereof to the holders of Registrable Securities, if any, who have not previously received notice thereof or consented thereto in writing.

      Section 1.5 The Warrants. As additional consideration for the financial accommodations provided by the Lender hereunder, LE shall, as of the date of this Agreement, issue warrants (the "Warrants"), exercisable into 2 million shares of the LE's common stock, subject to anti-dilution provisions set forth in Warrants. The Warrants shall have a strike price equal to the weighted average price of the LE's common stock for the five (5) days preceding the date of this Agreement and shall expire upon the date that is five years from the date of this Agreement. Among other things, the Warrants shall provide for demand and piggyback registration rights satisfactory to the Lender. The Lender and the Borrowers further agree that if the Borrowers borrow no more than $10,000,000 hereunder and prepays such amount in full by February 28, 2006, the Warrants shall be terminated. If, at any time, the borrowings hereunder exceed $10,000,000 or if any amounts remain unpaid after February 28, 2006, the Warrants shall remain in full force and effect until their expiration on the date that is five years from that date of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1 Borrowers' Representations. To induce the Lender to make the Loans, each Borrower hereby represents and warrants, and continues to warrant and represent so long as any Loan is outstanding, as follows:

            (a) Corporate Status. LE is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. LPT is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Each Borrower is duly qualified to do business and in good standing in each state where it owns

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      property or conducts business and where the failure to so qualify would have a material adverse effect on such Borrower.

            (b) Authority to Execute. The execution, delivery and performance by the Borrower of the Loan Documents are within its corporate powers, have been duly authorized by all necessary corporate action, and do not and will not conflict with any provision of law, Borrower's organizational documents, or any contractual restriction binding upon or affecting Borrower or any of its property, and need no further consent. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which Borrower is a party are duly authorized to act on behalf of Borrower.

            (c) Capital Structure. Schedule 2.1(c)(i), attached hereto and made a part hereof, constitutes a true and complete list of all rights to acquire ownership interests and an organizational chart showing the ownership structure of all subsidiaries and affiliates. As of December 15, 2005, Borrower has 22,299,909 shares of stock outstanding. All of the outstanding shares of the Borrower were duly authorized, validly issued and fully paid and nonassessable. Other than those listed on Schedule 2.1(c)(ii) attached hereto, there are no outstanding subscriptions, options, warrants, calls, contracts, demand commitments, conversion rights or other agreements or arrangements of any character or nature whatever under which the Borrower is or may be obligated to issue its securities of any class or series. No holder of any security is entitled to any preemptive or similar rights to purchase any securities of the Borrower.

            (d) Validly and Binding Effect. This Agreement is, and the other Loan Documents when delivered hereunder will be, legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

            (e) Governmental Approval. No consent of, or filing with, any governmental authority or court, including, without limitation, any bankruptcy court is required on the part of Borrower in connection with the execution, delivery or performance of any Loan Documents.

            (f) Licenses and Permits. The Borrower holds all certificates, authorizations, licenses and permits necessary to carry on business as presently conducted in each jurisdiction in which it is carrying on such business.

            (g) Financial Statements. The financial statements of Borrower, copies of which have been furnished to the Lender, have been prepared in conformity with generally accepted accounting principles consistently applied and present fairly the financial condition of the Borrower as of such date, and the results of its operations for the financial period then ended, except for the lack of footnotes and any necessary year-end adjustments in the case of unaudited statements, and since such date, there has been no materially adverse change in such financial condition.

            (h) Litigation. Except as set forth in Schedule 2.1(h), no litigation or governmental proceeding is pending or threatened against the Borrower or any of its properties, which may have a materially adverse effect on the financial conditions or operations of such persons. No bankruptcy proceeding is pending or threatened against the Borrower.

            (i) Title to Assets. Borrower has and will have good and marketable title to all assets used in connection with its business, and none of such assets is subject to any mortgage, pledge, lien, security interest or encumbrance of any kind, except for current taxes not delinquent, and except as has been disclosed in writing on Schedule 2.1(i) attached hereto.

            (j) Taxes. Borrower has filed all federal and state income and excess profit tax returns which are required to be filed, and, except as disclosed on Schedule 2.1(j) attached hereto, has paid all taxes shown on such returns to be due and all other tax assessments received by them to the extent that such assessments have become due.

            (k) ERISA. No Plan (as that term is defined in the Employees' Retirement Income Security Act of 1974 ("ERISA")) of Borrower which is subject to Part 3 of Subtitle B of Title 1 of ERISA had an accumulated funding deficiency (as such term is defined in ERISA) as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, or would have had such an accumulated funding deficiency on such date if such year were the first year of such Plan, and no material liability to the Pension Benefit Guaranty Corporation has been, or is expected by the Borrower to be, incurred with respect to any such Plan.

            (l) Defaults. The Borrower is not in default in the payment of principal or interest on any indebtedness for borrowed money nor in default under any instrument or agreement under or subject to which any indebtedness for borrowed money has been issued, and no event has occurred and is continuing which, with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default under any such instrument or agreement or an Event of Default hereunder.

            (m) Compliance With Law. Except as disclosed in the Borrower's filings under the Securities Act of 1934, the Borrower is not in default in any material respects under or in violation of any law, statute, rule or regulation, order, writ, judgment, injunction, decree or award.

            (n) No Conflicts. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower under and by virtue of the Loan Documents will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower is a party or by which Borrower or its respective properties may be bound or affected or to which Borrower has not obtained an effective waiver.

                                   ARTICLE III

                                    COVENANTS

      Section 3.1 Affirmative Covenants. So long as the Note shall remain unpaid or outstanding hereunder, each Borrower will, unless the Lender shall give its prior written consent:

            (a) Financial Reporting. Furnish to the Lender: (i) as soon as available and in any event within 30 days after the end of each quarter, statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such month, certified by the chief financial officer of the Borrower and in a format reasonably acceptable to the Lender; (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, on a separate and consolidated basis, an audited balance sheet, statement of income and expenses, and a statement of cash flows, all in reasonable detail, in form and substance satisfactory to the Lender and reviewed by an independent certified public accountant in accordance with generally accepted accounting principles, showing the results of the operations of the Borrower for such fiscal year; and (iii) such other information concerning the conditions or operations, financial or otherwise, of the Borrower as the Lender from time to time reasonably may request.

            (b) Notification of Default. Notify the Lender as promptly as practicable (but in any event not later than 10 Business Days) after Borrower obtains knowledge of: (i) the occurrence of any event which constitutes an Event of Default or which would constitute an Event of Default with the passage of time or the giving of notice or both; or (ii) the commencement of any litigation or governmental proceedings of any type which could materially adversely affect the financial condition or business operations of the Borrower.

            (c) Keeping of Financial Records and Books of Account. Maintain proper financial records in accordance with generally accepted accounting principles consistently applied which fully and correctly reflect all financial transactions and all assets and liabilities of the Borrower.

            (d) Maintenance of Insurance. Maintain such insurance with reputable insurance carriers as is normally carried by companies in Borrower's line of business. The Borrower will provide the Lender from time to time upon request with evidence of the insurance policies in force.

            (e) Maintenance of Assets. Maintain and preserve all of its assets, necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted.

            (f) Real Estate Related Documents. As soon as practicable after the date of this Agreement and to the extent in existence and obtainable by LE, the Borrower shall provide the Lender with the copies of the following documents:

                  (i) A recent survey of the mortgaged property, prepared and fully certified by a registered land surveyor, containing the legal description of the real property subject to the Mortgage (the "Mortgaged Property"), and showing lot lines of the Mortgaged Property, building and parking setback lines, right-of-way lines of adjoining streets, utilities, easements (whether appurtenant to or encumbering the Mortgaged Property) by book and page or document number and the dimensions thereof, encroachments on and from the Mortgaged Property, access to public streets and highways, and other encumbrances on or under the Mortgaged Property and disclosing all unsatisfactory survey conditions.

                  (ii) The most current Phase I environmental audit report from a qualified environmental contractor or consultant certified to Lender showing that the Mortgaged Property is free from hazardous waste and/or pollutants.

            (g) Payment of Taxes. Pay all taxes, assessments and governmental charges of any kind payable by it as such taxes, assessments and charges become due and before any penalty shall be imposed, except as Borrower shall contest in good faith and by appropriate proceedings providing such reserves as are required by generally accepted accounting principles.

            (h) Compliance with ERISA. Cause each retirement plan of the Borrower that is subject to the provisions of ERISA in all material respects to comply with and be administered in accordance with those provisions of ERISA which are applicable to such plan.

            (i) Preservation of Existence. Preserve and maintain its corporate existence, rights, franchises and privileges.

            (j) Compliance with Laws. Comply with any and all laws and regulations and authorizations necessary or required in order to conduct its business and affairs, where the failure to so comply would have a material adverse effect on the Borrower and its business and affairs, including but not limited to, laws, regulations, decrees and orders applicable to intellectual property, environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade, building, zoning, land-use, and ecological standards and controls, and hold

      Lender harmless from any and all liability which the Lender may incur as a result of Borrower's failure to so comply with any such law, regulation, or ordinance described above; and continue to hold all governmental licenses and permits, all franchising and all other authorities necessary to conduct its business and to use its properties in the manner in which they will be used.

      Section 3.2. Negative Covenants. So long as the Note shall remain unpaid or outstanding hereunder, each Borrower will not, unless the Lender shall give its prior written consent:

            (a) Transactions with Affiliates. Engage after the date hereof, in any transaction (including without limitation loans or financial accommodations of any kind) with any Affiliate if such transaction is on terms less favorable to the Borrower than would be obtained from disinterested third parties.

            (b) Real Property. The Borrower shall not, and shall cause each Guarantor to not, transfer or encumber (either voluntarily or involuntarily) any interest in real property, provided, however, the Borrower may (a) grant liens on a particular parcel of property for the purpose of obtaining financing to support construction on such parcel of property and (b) transfer ownership of parcels of real property to individual Native American tribes for the purpose of facilitating casino construction financing so long as the Borrower promptly assigns to the Lender each such note receivable it receives from such Native American tribe, pursuant to assignment documents satisfactory to the Lender.

            (c) WPT Stock. LPT shall not sell any of its shares of stock in WPT unless permitted under this Section 3.2(c). LPT shall be permitted to sell up to 3,500,000 shares of its WPT stock and the Lender agrees to release its security interest in such shares on the Borrowers' request, subject to this Section 3.2(c). So long as the share price of WPT stock sold is at least $3.00 per share (the "Minimum Share Price"), any proceeds obtained from the sale of WPT stock as permitted hereunder need not be applied to the outstanding Loans hereunder. If the share price of WPT stock sold is less than the Minimum Share Price, a pro rata portion of any proceeds obtained by LPT from the sale of WPT stock as permitted hereunder will be applied to the outstanding Loans based on the difference between the share price upon sale and the Minimum Share Price. By way of example, if LPT sells 10,000 shares of WPT stock at the share price of $2.50 per share for the sale price of $25,000, $5,000 of the sale proceeds (the difference between the sale of such stock at the Minimum Share Price ($30,000) and the sale price ($25,000)) shall be applied to the outstanding Loans. If LPT sells an aggregate amount of shares of WPT stock in excess of 3,500,000 shares, in order to obtain a release of the Lender's security interest in the WPT stock subject to the sale, LPT shall apply any and all proceeds obtained from the sale of such WPT stock to the outstanding Loans hereunder.

            (d) Guarantees Except as provided herein, neither Borrower shall enter into an agreement to guaranty or agree to guaranty any indebtedness. LE may enter into an agreement to guaranty indebtedness incurred by Native American tribes to the extent such guaranty agreements are entered into in the ordinary course of LE's development of its casino-related business.

                                   ARTICLE IV

                              CONDITIONS TO LENDING

      Section 4.1 Conditions Precedent to Loans. The obligation of Lender to make any Loan hereunder is subject to the fulfillment of each of the following conditions:

            (a) Each Borrower shall have performed and complied in all material respects with all of the covenants, agreements, obligations and conditions required by this Agreement.

            (b) The Borrowers shall have delivered the following documents to the Lender, each in form and substance acceptable to the Lender:

                  (i) This Agreement, duly executed by each Borrower.

                  (ii) The Note executed by Borrowers, substantially in the form of Exhibit A attached hereto.

                  (iii) The Warrants, substantially in the form of Exhibit B to this Agreement.

                  (iv) [Intentionally omitted].

                  (v) The Security Agreement, substantially in the form of
            Exhibit C to this Agreement, duly executed by the Borrowers, granting the Lender a first priority security interest in all of the Borrowers' personal property.

                  (vi) The Mortgage, Security Agreement, Fixture Financing
            Statement and Assignment of Leases and Rents, in form and substance acceptable to the Lender, covering LE's interest in real property located at 130 Cheshire Lane in Plymouth, Minnesota (the "Mortgage").

                  (vii) An ADA Indemnification Agreement executed by Borrowers and in favor of Lender.

                  (viii) An Environmental Indemnification Agreement executed by
            Borrowers in favor of Lender.

                  (ix) A guaranty agreement (the "Guaranty"), duly executed by each affiliate and subsidiary listed on Schedule 2.1(c)(i) of this Agreement (such affiliates and subsidiaries referred to herein as the "Guarantors" and each a Guarantor) and substantially in the form of Exhibit D to this Agreement.

                  (x) A guarantor security agreement (the "Guarantor Security
            Agreement"), duly executed by each Guarantor and substantially in the form of Exhibit E to this Agreement.

                  (xi) A stock pledge agreement, duly executed by LPT, of LPT's shares of WPT Enterprises, Inc., substantially in the form of Exhibit F to this Agreement, along with such other documents deemed necessary by the Lender to evidence the pledge of LPT's interest in WPT Enterprises, Inc.

                  (xii) Current searches of the appropriate filing offices
            showing that (i) no liens have been filed and remain in effect against the Borrowers or the Guarantors except liens permitted under the terms of this Agreement and (ii) the Lender has duly filed all financing statements necessary to perfect the security interest in the Collateral, to the extent such security interest is capable of being perfected by filing.

                  (xiii) A certificate of each Borrower's secretary or assistant secretary certifying that attached to such certificate are (i) resolutions of the Borrower's directors authorizing the execution, delivery and performance of the Loan Documents, (ii) true and complete copies of the Borrower's bylaws and certificate of incorporation, or as applicable, limited liability company agreement and articles of organization, and (iii) examples of the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents to the Lender.

                  (xiv) A certificate of the State of Minnesota, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Minnesota.

                  (xv) Evidence that the Borrower is duly licensed or qualified to transact business in Minnesota.

                  (xvi) As to each Guarantor, certificates of such Guarantor's secretary or assistant secretary certifying that attached to such certificate are (i) resolutions of such guarantor's members or officers, as applicable, authorizing the execution, delivery and performance of the Guaranty and the Guarantor Security Agreement,
            (ii) true and complete copies of such guarantor's corporate organizational documents, and (iii) examples of the signatures of the officers or agents authorized to execute and deliver, as appropriate, the Guaranty and the Guarantor Security Agreement to the Lender.

                  (xvii) As each Guarantor, certificates from the state of such
            Guarantor's organization, certifying that such Guarantor is in compliance with all applicable organizational requirements of such state.

                  (xviii) As to each Guarantor, evidence that such Guarantor is duly licensed or qualified to transact business in the state of its organization.

                  (xix) such other documents or certificates and completion of such other matters as the Lender may deem necessary or appropriate.

                                    ARTICLE V

                              DEFAULT AND REMEDIES

      Section 5.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

            (a) Any misrepresentation by any Borrower as to any material matter hereunder or under any of the other Loan Documents, or delivery by any Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified; or any failure of any Borrower in any material respect to perform any of its other obligations, covenants or agreements under this Agreement, the Note or any of the other Loan Documents;

            (b) Any Borrower (i) shall generally not pay or shall generally be unable to pay its debts as such debts become due (provided, however, that so long as such Borrower is not otherwise in default hereunder, any payment of ordinary course of business trade payables incurred on or after the date hereof within one hundred and twenty days (120) days of their due date shall not constitute a default under this subsection 5.1(c)(i)); or
      (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall suffer any such custodianship, receivership or trusteeship.;

            (c) Any Borrower shall be liquidated, dissolved, partitioned or terminated, or the charter thereof shall expire or be revoked;

            (d) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period.

      Section 5.2 Acceleration of Maturity: Remedies. Upon the occurrence of any Event of Default described in subsection 5.1(b) and following any applicable cure period, the indebtedness evidenced by the Note shall automatically be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note without notice of any kind, and Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Note, all of the other Loan Documents and law.

      Section 5.3 Remedies Cumulative; No Waiver. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

      Section 5.4 Proceeds of Remedies. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

            (a) First, to the costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

            (b) Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

            (c) Third, to the payment of the obligations of Borrowers under the Loan Documents (the "Obligations"), including but not limited to the payment of the principal of and interest, to the extent that interest has accrued at the time of the application of the proceeds, on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in its sole discretion; and

            (d) Fourth, the remainder, if any, to Borrowers or to any other person lawfully thereunto entitled.

                                   ARTICLE VI

                                   TERMINATION

      Section 6.1 Termination of this Agreement. This Agreement shall remain in full force and effect until the payment by Borrowers of all amounts owed to Lender as expressly set forth in the Note and other Loan Documents, at which time Lender shall cancel the Note and deliver the Loan Documents to Borrowers and this Agreement and the obligations and restrictions imposed upon Borrowers hereunder shall automatically be terminated.

                                  ARTICLE VII.

                                  MISCELLANEOUS

      Section 7.1 Performance By Lender. If Borrowers shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, which default is not cured within any applicable cure period, then Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Note, shall be immediately repaid to Lender by Borrowers and shall constitute a part of the Obligations. Lender shall exercise its sole reasonable discretion in determining the necessity for any such actions and of the amounts to be paid.

      Section 7.2 Successors and Assigns Included in Parties. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrowers or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

      Section 7.3 Costs and Expenses. The Borrowers agree jointly and severally to pay reasonable costs and expenses incurred by Lender in connection with the making of any Loan, including but not limited to filing fees, recording taxes and reasonable attorneys' fees, promptly upon demand of Lender.

      Section 7.4 Assignment. The Note, this Agreement and the other Loan Documents shall not be assigned except on the express written consent of the parties hereto. Except as set forth herein, nothing in this Agreement shall confer any claim, right, interest or remedy on any third party or inure to the benefit of any third party.

      Section 7.5 Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrowers hereunder and under all of the other Loan Documents.

      Section 7.6 Severability. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      Section 7.7 Interest and Charges Not to Exceed Maximum Allowed by Law. Anything in this Agreement, the Note or any other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of a Loan, acceleration of the maturity of the unpaid balance of the Loans or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrowers in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then ipso facto, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrowers so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note exceed the maximum amounts permitted from time to time by applicable law.

      Section 7.8 Article and Section Headlines; Defined Terms. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

      Section 7.9 Notices. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or three (3) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:

The Address of Lender is:           Lyle Berman Family Partnership
                                    One Hughes Center Drive
                                    Suite 101
                                    Las Vegas, NV  89109

The Address of Borrowers is:        Lakes Entertainment, Inc.
                                    Lakes Poker Tour, LLC
                                    Attention:  Timothy J. Cope
                                    130 Cheshire Lane, Suite 101

                                    Plymouth, MN, 55305
                                    Facsimile:  952-449-9353

      Section 7.10 Entire Agreement. This Agreement and the other written agreements between Borrowers and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein. The execution and delivery of this Agreement and the other Loan Documents by Borrowers were not based upon any fact or material provided by Lender, nor were Borrowers induced or influenced to enter into this Agreement or the other Loan Documents by any representation, statement, analysis or promise by Lender.

      Section 7.11 Governing Law and Amendments. This Agreement shall be construed and enforced under the laws of the State of Minnesota applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

      Section 7.12 Counterparts. This Agreement may be executed in any number of counterparts and by different parties to this Agreement in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

      Section 7.13 Construction and Interpretation. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that Borrowers, Lender and their respective agents have participated in the preparation hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                             BORROWERS:

                                             LAKES ENTERTAINMENT, INC., a
                                             Minnesota corporation

                                      By /S/ TIMOTHY COPE
                                         ---------------------------------------
                                             Timothy Cope
                                             Its Chief Financial Officer

                                             LAKES POKER TOUR, LLC, a
                                             Minnesota limited liability company

                                      By /S/ TIMOTHY COPE
                                         ---------------------------------------
                                             Timothy Cope
                                             Its Chief Financial Officer

                                             LENDER:

                                             LYLE BERMAN FAMILY
                                             PARTNERSHIP

                                             By: /S/ DAVID REESE
                                                 -------------------------------
                                             Its TRUSTEE
                                                 -------------------------------

                                             By: /S/ STAN TAUBE
                                                 -------------------------------
                                             Its TRUSTEE
                                                 -------------------------------


Acknowledge and Agreed to as to Section 1.4:

WPT ENTERPRISES, INC.

By  /s/ Steven Lipscomb
Its  Chief Executive Officer

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                             EXHIBITS AND SCHEDULES

            Exhibit A             Note

            Exhibit B             Warrant

            Exhibit C             Security Agreement

            Exhibit D             Guaranty

            Exhibit E             Guarantor Security Agreement

            Exhibit F             Stock Pledge Agreement

            Schedule 2.1(c)(i)    Ownership Interests and Organizational Chart

            Schedule 2.1(c)(ii)   Outstanding Arrangements Under Which Borrowers
                                  May Be Obligated to Issue Securities

            Schedule 2.1(h)       Litigation

            Schedule 2.1(i)       Permitted Liens

            Schedule 2.1(j)       Taxes